UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): FEBRUARY 16, 2012

                       CORNERSTONE FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




        NEW JERSEY                        000-53576               80-0282551
        ----------                        ---------               ----------
(State or other jurisdiction             (Commission           (IRS Employer
of incorporation)                        File Number)        Identification No.)

          6000 MIDLANTIC DRIVE
      MT. LAUREL, NEW JERSEY 08054                          08054
      ----------------------------                          -----
(Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code (856) 439-0300

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Cornerstone Bank, a New Jersey state chartered commercial bank and the wholly-owned subsidiary of the Registrant (the "Bank"), entered into the Employment Agreement with its Executive Vice President and Market President Scott Kintzing, and an Amendment Agreement with respect to the Employment Agreement with Eugene D'Orazio, the Bank's Executive Vice President and Chief Operating Officer, the details of which are set forth herein at Item 5.02.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On February 16, 2012, Cornerstone Bank, the Registrant's wholly-owned subsidiary (the "Bank") entered into an employment agreement with Scott Kintzing (the "Employment Agreement"), who was appointed and has served as the Bank's Executive Vice President and Market President since August 18, 2011. Mr. Kintzing previously served in these capacities without an employment agreement. The Board of Directors of the Registrant also: (i) granted Mr. Kintzing options to purchase 6,000 shares of the Registrant's common stock, in accordance with the Registrant's 2010 Equity Compensation Plan, and (ii) deemed Mr. Kintzing eligible to participate in the Registrant's Executive Non-Qualified Deferred Compensation Plan during 2012.

The Employment Agreement provides for a 1 year term commencing on March 1, 2012 and continuing until February 28, 2013. The Employment Agreement provides that Mr. Kintzing will receive a base salary of $232,260, subject to increase or decrease as determined by the Board of Directors. He will also receive customary fringe benefits, consistent with his position as Executive Vice President and Market President of the Bank. The Employment Agreement permits the Bank to terminate Mr. Kintzing's employment for cause (as defined in the agreement) at any time. In the event Mr. Kintzing is terminated for any reason other than cause, or in the event Mr. Kintzing resigns his employment for "good reason", as such is defined in the Employment Agreement, Mr. Kintzing will be entitled to receive his base salary then in effect for the greater of the remaining term, or three months.

The Employment Agreement further provides that upon the occurrence of a change in control, as such term is defined in the Employment Agreement, and in the event Mr. Kintzing is subsequently terminated for reasons other than cause or in the event Mr. Kintzing, within 18 months of the change in control, resigns his employment for good reason, Mr. Kintzing shall be entitled to his base salary at termination (or, where greater, his base salary prior to any reduction thereof resulting in good reason for resignation), said amounts to be paid in equal monthly installments for 18 months.

In addition, following termination of the Employment Agreement without cause, following resignation for good reason, or after a change in control, the Bank will continue to provide Mr. Kintzing with certain insurance and other benefits through the end of the term of the Agreement. The Employment Agreement also prohibits Mr. Kintzing from competing with the Bank and the Registrant for a period of 60 days termination of his employment, except in the case of a termination following a change in control, in which case the he shall be prohibited from competing with the Bank for a period of 1 year. Mr. Kintzing is also subject to prohibitions for 1 year following the termination of his employment from soliciting employees or customers of the Bank. Mr. Kintzing is also prohibited, during the term of the agreement and thereafter, from disclosing the Bank's "Confidential Information and Trade Secrets", as such terms are defined in the Employment Agreement.

A copy of the Employment Agreement is annexed hereto as Exhibit 10.1

In addition, on February 16, 2012, the Bank entered into the Amendment Agreement (the "Amendment Agreement") with Eugene D'Orazio, the Bank's Chief Operating Officer. The Amendment Agreement amended that certain employment agreement between the Bank and Mr. D'Orazio dated July 16, 2009 (the "Original Agreement"). The sole change reflected in the Amendment Agreement is the extension of the term for one additional year, so that in lieu of expiring on February 29, 2012, Mr. D'Orazio's employment agreement will expire on February 28, 2013. The financial terms of the Amendment Agreement are identical to the financial terms contained in the Original Agreement. A copy of the Amendment Agreement is annexed hereto as Exhibit 10.2

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS


(D) EXHIBITS. The following is filed as an Exhibit to this Current Report on Form 8-K:

    10.1 Employment Agreement dated February 16, 2012 by and between the Bank and Scott Kintzing

    10.2 Amendment Agreement dated February 16, 2012 by and between the Bank and Eugene D'Orazio


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                             CORNERSTONE FINANCIAL CORPORATION
                                             -----------------------------------
                                             (Registrant)


Dated: February 22, 2012                     By: /s/ Keith Winchester
                                             -----------------------------------
                                             Keith Winchester
                                             Executive Vice President and
                                             Chief Financial Officer